UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On February 20, 2018, Inovalon Holdings, Inc. (the “Company”) issued a press release announcing its financial position as of December 31, 2017, results of operations for the three and twelve months ended December 31, 2017, and other related information. The Company also posted supplemental earnings presentation materials on the investor section of the Company’s website at www.inovalon.com. Copies of the press release and supplemental earnings presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, Christopher E. Greiner, the Company’s Chief Financial Officer, Chief Operating Officer and principal accounting officer, provided notice of his resignation from his positions effective March 16, 2018. Mr. Greiner’s resignation is for personal reasons and not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting, disclosure controls or internal control over financial reporting. Mr. Greiner will remain at the Company in his current role until March 16, 2018 and will be available as an advisor to the Company for a period thereafter.

Effective March 16, 2018, Jonathan Boldt, the Company’s Vice President of Finance, will serve as the Company’s interim Chief Financial Officer and principal accounting officer. The Company has begun the process to identify and select a permanent Chief Financial Officer. The Company will utilize other Company employees to perform the Chief Operating Officer duties that Mr. Greiner had been performing.

Mr. Boldt, age 33, joined the Company in March of 2012 and has served in various controller and financial planning and analysis roles with increasing responsibility, including as Vice President of Finance since September 2017 and Assistant Vice President of Financial Planning & Analysis from November 2016 to September 2017. Prior to joining the Company, Mr. Boldt served as attestation manager for Deloitte & Touche, LLP for both public and private clients in information technology, government contracting, professional services, and manufacturing industries. Mr. Boldt graduated magna cum laude from Loyola University in Maryland with a bachelor degree in accounting and a masters of business administration degree with an information technologies concentration and is a certified public accountant.

Mr. Boldt is party to our standard Employment Agreement for executives, which has been previously filed. There are no reportable family relationships or related person transactions involving the Company and Mr. Boldt.

Item 7.01.  Regulation FD Disclosure.

The disclosure contained in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1*	Press Release dated February 20, 2018
99.2*	Inovalon Fourth Quarter 2017 Earnings Presentation Supplement

*                 Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: February 20, 2018	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman